Exhibit 99.2

2014 Unaudited Condensed

Interim

Financial

Report

Contents

I Business review of the first nine months of 2014	3

II Unaudited condensed interim financial statements	4

Unaudited consolidated income statement	4
Unaudited consolidated statement of comprehensive income	5
Unaudited consolidated balance sheet	6
Unaudited consolidated statement of changes in equity	7
Unaudited consolidated cash flow statement	8
Selected notes	9
General information	9
Summary of significant accounting policies	9
Segment reporting	13
Other notes	14
1. Significant events and transactions for the period	14
2. Income tax	14
3. Contingencies	14
4. Main risks and uncertainties	14
5. Business combinations	15
6. Financial instruments	17
7. Related parties	17
8. Significant events after balance sheet date	17
9. Exceptional items	17

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I.	Business Review of the First Nine months of 2014

Highlights

•	Since Omega Pharma Invest NV is a holding company that holds all shares of its participation, Omega Pharma NV, the business of the company is mainly determined by the business of the Omega Pharma group. Therefore, this business review mainly refers to the Omega Pharma group.

•	Turnover grew by 7% compared to the same period of last year, benefitting from the good results of the Top 20 brands (increase of 10%). Double digit sales growth in France, Belgium, Germany, UK, Spain and Portugal. As a consequence of the strong euro, the currency conversion impact mounted to €-5.2 million versus last year.

•	Gross margin grew by 9% from 54% on net sales to 56% as the result of an improved product mix.

•	Results show that the restructuring of the last years turned around the business and start to pay off.

Key financial figures

Key financial figures for the First Nine months of 2014

(in € million)	YTD Sept 2014	YTD Sept 2013	Year on year evolution

Consolidated turnover	960.7	897.6	+7%

Gross margin	533.3	487.4	+9%

Operating profit from continuing operations	180.8	105.5	+71%

II.	Unaudited condensed interim financial statements

Unaudited consolidated income statement

(in € thousand)	January- September 2014 Unaudited	% of Net sales	January- September 2013 Unaudited	% of Net sales	Year on year evolution
Net Sales	960 706	100%	897 599	100%	+7%
Cost of goods sold	-427 431	44%	-410 236	46%	+4%
Gross Margin	533 275	56%	487 363	54%	+9%
Distribution expenses	-48 874	5%	-51 672	6%	-5%
Sales and Marketing expenses	-268 496	29%	-260 193	28%	+3%
General Administrative expenses	-42 532	4%	-42 560	5%	-0%
Other operating income/expense, net	-3 756	0%	3 212	0%	-217%
Exceptional items	11 052	1%	-30 679	3%	+136%
Operating Profit	180 669	19%	105 471	13%	+65%
Finance income	3 047	0%	3 308	0%	-8%
Finance cost	-48 630	5%	-49 732	5%	-2%
Net Finance cost	-45 583	5%	-46 424	5%	-2%
Result before income tax	135 086	14%	59 047	7%	+129%
Income tax expense	-14 887	2%	-16 305	2%	-9%
Result after income tax	120 199	13%	42 742	5%	+181%
Of which attributable to the shareholders of the parent company	120 468		42 759
Of which attributable to non-controlling interests	-269		-17

Unaudited consolidated statement of total comprehensive income

(in € thousand)	Fair value and other reserves	Cumulative translation adjustments	Retained earnings	Attributable to the shareholders of the parent company	Attributable to non- controlling Interests	Total equity
Profit for the period			42 759	42 759	-17	42 742

Fair value gains on cash flow hedges	2 777			2 777		2 777
Fair value gains on cash flow hedges - Tax effect	-944			-944		-944
Currency translation adjustments (*)		763		763		763

Total comprehensive income for the period ended 30 September 2013	1 833	763	42 759	45 355	-17	45 338

(in € thousand)	Fair value and other reserves	Cumulative translation adjustments	Retained earnings	Attributable to the shareholders of the parent company	Attributable to non- controlling Interests	Total equity
Profit for the period			120 468	120 468	-269	120 199

Fair value losses on cash flow hedges	-3 831			-3 831		-3 831
Fair value losses on cash flow hedges - Tax effect	1 302			1 302		1 302
Currency translation adjustments(*)		471		471		471

Total comprehensive income for the period ended 30 September 2014	-2 529	471	120 468	118 410	-269	118 141

The fair value gains / (losses) and the currency translation adjustments may subsequently be reclassified to the income statement and total € -2.5 million as at 30 September 2014 and € 1.8 million as at 30 September 2013.

(*)	There is no tax impact on the cumulative translation adjustments.

Unaudited consolidated balance sheet

(in € thousand)	30 September 2014 unaudited	31 December 2013 audited
Non-current assets	1 777 368	1 689 977
Intangible assets	1 629 465	1 555 423
Of which Consolidation goodwill	603 914	580 594
Property, plant and equipment	85 498	79 665
Financial assets	0	1 940
Deferred income tax assets	59 510	41 315
Other non-current assets	2 895	11 634
Current assets	502 763	523 929
Inventories	208 684	191 613
Trade receivables	220 820	210 223
Other current assets	51 674	44 719
Of which Income tax assets	5 022	3 483
Cash and cash equivalents	21 585	77 374

TOTAL ASSETS	2 280 131	2 213 906

EQUITY	700 879	626 799
Share capital and share premium	424 489	424 489
Retained earnings	319 999	243 530
Treasury shares	-34 926	-34 926
Fair value and other reserves	-9 279	-6 750
Cumulative translation adjustments	989	518
Equity attributable to the shareholders of the parent company	701 272	626 861
Equity attributable to non-controlling interests	-393	-62
LIABILITIES	1 579 252	1 587 107
Non-current liabilities	1 247 334	1 145 592
Provisions	1 790	1 754
Pension obligations	13 847	14 013
Deferred income tax liabilities	124 213	106 246
Retail Bond	600 000	600 000
Borrowings (non-current financial liabilities)	491 815	410 586
Other non-current liabilities	1 133	1 072
Derivative financial instruments	14 536	11 921
Current liabilities	331 918	441 515
Borrowings (current financial liabilities)	34 090	41 045
Trade payables	193 992	309 716
Taxes, remuneration and social security	55 554	48 558
Other current payables	48 282	38 619
Derivative financial instruments	0	3 577

TOTAL EQUITY AND LIABILITIES	2 280 131	2 213 906

Unaudited consolidated statement of changes in equity

(in € thousand)	Number of shares	Share capital and share premium	Treasury shares	Fair value & other reserves	Cumulative translation adjustments	Retained earnings	Attributable to Shareholders of parent company	Attributable to non- controlling interests	Total equity

Balance at 31 December 2012	685 348 257	424 489	-34 926	-8 541	423	229 812	611 257	-129	611 128
Total comprehensive income for the period ended 30 September 2013				1 833	763	42 759	45 355	-17	45 338
Capital increases
Share split
Dividend						-40 024	-40 024		-40 024
Attributable to non-controlling interests								94	94
Balance at 30 September 2013	685 348 257	424 489	-34 926	-6 708	1 186	232 547	616 588	-52	616 536

Balance at 31 December 2013	685 348 257	424 489	-34 926	-6 750	518	243 530	626 861	-62	626 799
Total comprehensive income for the period ended 30 September 2014				-2 529	471	120 468	118 410	-269	118 141
Capital increases
Share split
Change in percentage of non-controlling interests
Dividend						-43 999	-43 999		-43 999
Attributable to non-controlling interests								-62	-24
Balance at 30 September 2014	685 348 257	424 489	-34 926	-9 279	989	319 999	701 272	-393	700 879

Unaudited consolidated cash flow statement

(in € thousand)	January- September 2014 Unaudited	January- September 2013 Unaudited

Profit before income tax	135 086	59 046

Taxes paid	-17 370	-14 591
Adjustments for operational non-cash items	26 419	33 797
Adjustments for interests and financial non-cash items	37 310	37 528

Gross cash flow from operating activities	181 445	115 780

Changes in working capital	-150 480	-203 909

Total cash generated from operating activities	30 965	-88 129

Capital expenditure	-72 578	-65 034
Disposals of investment goods	3 224	1 794
Proceeds from divestments in existing and former holdings	30 753	0
Investments in existing shareholdings (post payments) and in new holdings	-40 269	-5 153

Total cash used in investing activities	-78 870	-68 393

Dividend distribution	-44 003	-40 033
Proceeds from borrowing	67 896	149 931
Interest received	3 423	2957
Interests paid	-34 972	-26 307

Total cash used in financing activities	-7 656	86 548

Net increase/decrease of cash flows for the period	-55 561	-69 974

Cash and cash equivalents - start of the period	77 373	136 881
Gains or losses on currency exchange on liquid assets	-227	-2 609
Cash and cash equivalents - end of the period	21 585	64 298

Total net cash flow of the period	-55 561	-69 974

Selected notes

General information

Omega Pharma Invest NV (the ‘Company’) and its subsidiaries (together the ‘Group’) are vendors of high-added-value products and services to pharmacies and other medical sectors. The Group has activities in close to 40 countries.

The Company is a limited liability company, making a public appeal on savings. The Company is incorporated and domiciled in Belgium, having its registered office at Venecoweg 26, 9810 Nazareth, with company number BE 0439 608 834.

The condensed consolidated interim financial statements for the nine months’ period ended 30 September 2014 have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’ as issued by the International Accounting Standards Board (IASB). This document should be read together with the consolidated annual accounts for the period 2013 (including the significant accounting policies) as prepared for the purpose of publication in the United States of America (US) and based on International Financial Reporting Standards as issued by the IASB (further the 2013 Consolidated Financial Statements).

Since the Group prepares condensed consolidated interim financial statements as per and for the nine-month periods ended 30 September 2014 and 2013 for the first time and since the Group otherwise does not prepare quarterly interim financial statements, the third quarter information is not included in these condensed consolidated interim financial statements.

These condensed consolidated interim financial statements have been approved for publication by the Board of Directors of 17 November 2014.

Summary of significant accounting policies

The principal accounting policies applied in preparation of these consolidated interim financial report are identical to those applied in preparation of the consolidated financial statements for the year ended on 31 December 2013.

The preparation of interim financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expenses. Actual results may differ from these estimates.

In preparing these condensed interim financial statements, the significant judgements made by management in applying the group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the 2013 Consolidated Financial Statements), with the exception of changes in estimates that are required in determining the provision for income taxes and recognition of deferred tax assets as further detailed further in the notes.

A summary of the principal accounting policies can be found in Note 2 to the consolidated financial statements as included in the 2013 Consolidated Financial Statements.

The following new standards, amendments to standards and interpretations are mandatory for the first time for the financial year beginning 1 January 2014. None of the below standards or interpretations had a significant impact on the Group:

•	Amendments to IAS 32 ‘Offsetting financial assets and financial liabilities’, effective for annual periods beginning on or after 1 January 2014. The amendments clarify some of the requirements for offsetting financial assets and financial liabilities on the statement of financial position.

•	Amendments to IAS 36 ‘Impairment of assets’, effective for annual periods beginning on or after 1 January 2014. The IASB made consequential amendments to the disclosure requirements of IAS 36 when it issued IFRS 13. One of the amendments was drafted more widely than intended. This limited scope amendment corrects this and introduces additional disclosures about fair value measurements when there has been impairment or a reversal of impairment.

•	Amendments to IAS 39 ‘Financial instruments: Recognition and measurement’, effective for annual periods beginning on or after 1 January 2014. These amendments provide relief from discontinuing hedge accounting when novation of a derivative designated as a hedging instrument meets certain criteria. Similar relief will be included in IFRS 9 ‘Financial instruments’.

•	IFRIC 21 ‘Levies’, effective for annual periods beginning on or after 1 January 2014. IFRIC 21 sets out the accounting for a liability to pay a levy if that liability is within the scope of IAS 37. It also addresses the accounting for a liability to pay a levy whose timing and amount is certain.

The following new standards and amendments to standards have been issued, but are not mandatory for the first time for the financial year beginning 1 January 2014. None of the following standards or interpretations is expected to have a significant effect on the consolidated financial statements of the Group:

•	IFRS 9 ‘Financial instruments’, effective for annual periods beginning on or after 1 January 2018. The standard addresses the classification, measurement and derecognition of financial assets and financial liabilities.

•	Amendment to IAS 19 ‘Defined benefit plans’, effective for annual periods beginning on or after 1 July 2014. The amendment seeks clarification for the accounting of employee contributions set out in the formal terms of a defined benefit plan.

•	Amendment to IFRS 9 ‘financial instruments’ on general hedge accounting, effective for annual periods beginning on or after 1 January 2018. The amendment incorporates the new general hedge accounting model which will allow reporters to reflect risk management activities in the financial statements more closely as it provides more opportunities to apply hedge accounting. These amendments also impact IAS 39 and introduce new disclosure requirements for hedge accounting, thereby impacting IFRS 7, irrespective of the fact whether hedge accounting requirements under IFRS 9 or IAS 39 are used.

•	Amendment to IFRS 11 ‘Joint arrangements’ on acquisition of an interest in a joint operation, effective for annual periods beginning on or after 1 January 2016. This amendment adds new guidance on how to account for the acquisition of an interest in a joint operation that constitutes a business. The amendments specify the appropriate accounting treatment for such acquisitions.

•	Amendment to IAS 16 ‘Property, plant and equipment’ and IAS 38 ‘Intangible assets’ on depreciation and amortisation, effective for annual periods beginning on or after 1 January 2016. In this amendment the IASB has clarified that the use of revenue-based methods to calculate the depreciation of an asset is not appropriate because revenue generated by an activity that includes the use of an asset generally reflects factors other than the consumption of the economic benefits embodied in the asset. The IASB has also clarified that revenue is generally presumed to be an inappropriate basis for measuring the consumption of the economic benefits embodied in an intangible asset.

•	IFRS 15 ‘Revenue from contracts with customers’. The IASB and FASB have jointly issued a converged standard on the recognition of revenue from contracts with customers. The standard will improve the financial reporting of revenue and improve comparability of the top line in financial statements globally. Companies using IFRS will be required to apply the revenue standard for annual periods beginning on or after 1 January 2017, subject to EU endorsement.

•	Annual improvements (2010-2012 cycle)’ with minor amendments to eight standards, effective for annual periods beginning on or after 1 July 2014. The amendments relate to IFRS 2 ‘Definition of vesting condition’, IFRS 3 ‘Accounting for contingent consideration in a business combination’, IFRS 8 ‘Aggregation of operating segments’, ‘IFRS 8 ‘Reconciliation of the total of the reportable segments’ assets to the entity’s assets’, IFRS 13 ‘Short-term receivables and payables’, IAS 7 ‘Interest paid that is capitalised’, IAS 16/IAS 38 ‘Revaluation method—proportionate restatement of accumulated depreciation’ and IAS 24 ‘Key management personnel’.

•	‘Annual improvements (2011-2013 cycle)’ in response to four issues addressed during the 2011-2013 cycle, effective for annual periods beginning on or after 1 July 2014. The amendments include IFRS 1 ‘Meaning of effective IFRSs’, IFRS 3 ‘Scope exceptions for joint ventures’, IFRS 13 ‘Scope of paragraph 52 (portfolio exception)’ and IAS 40 ‘Clarifying the interrelationship of IFRS 3 Business Combinations and IAS 40 Investment Property when classifying property as investment property or owner-occupied property’.

•	‘Annual Improvements (2012–2014 cycle)’ with amendments to 4 standards, effective for annual periods beginning on or after 1 January 2016. The amendments include IFRS 5, ‘Non-current assets held for sale and discontinued operations’, IAS 19, ‘Employee benefits’, IFRS 7, ‘Financial instruments: disclosures’ and IAS 34, ‘Interim financial reporting’.

Amendments to IFRS 10, ‘Consolidated financial statements’ and IAS 28, ‘Investments in associates and joint ventures’, effective for annual periods beginning on or after 1 January 2016. These amendments address an inconsistency between the requirements in IFRS 10 and those in IAS 28 in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The main consequence of the amendments is that a full gain or loss is recognised when a transaction involves a business (whether it is housed in a subsidiary or not). A partial gain or loss is recognised when a transaction involves assets that do not constitute a business, even if these assets are housed in a subsidiary.

Segment reporting

During the first three quarters of 2014, the segment reporting has not changed compared to the first three quarters ended 30 September 2013 and is consistent with the presentation in the 2013 Consolidated Financial Statements to which we refer for further details on the reporting process of the Group.

The segment results for the period ended 30 September 2013 are as follows:

(in EUR thousand)	Total turnover	Inter-segment turnover	Net turnover	Operating result of the segment
Western Europe	601 015	-192 316	408 699	54 644
Belgium	219 663	-15 813	203 850	23 616
France	156 746	-4 034	152 712	24 018
Emerging Markets	161 750	-29 412	132 338	21 932
Not allocated	—	—	—	-18 739

Total Omega Pharma Invest	1 139 174	-241 575	897 599	105 471

Net Finance cost				-46 424
Result before income tax				59 047

The segment results for the period ended 30 September 2014 are as follows:

(in EUR thousand)	Total turnover	Inter-segment turnover	Net turnover	Operating result of the segment
Western Europe	640 947	-189 516	451 431	99 364
Belgium	248 795	-21 186	227 609	22 942
France	172 982	-3 458	169 524	38 818
Emerging Markets	133 553	-21 411	112 142	15 693
Not allocated	—	—	—	3 852

Total Omega Pharma Invest	1 196 277	-235 571	960 706	180 669

Net Finance cost				-45 583
Result before income tax				135 086

The decrease in Net Turnover in the Emerging Markets by some 15% is predominantly due to the impact of political issues in Ukraine and neighbouring regions and the impact thereof on consumer confidence. These circumstances did not have a significant impact on the Group’s financial assets and liabilities.

Other notes

1.	Significant events and transactions of for the nine-month period ended 30 September 2014

•	Increase of borrowings is mainly driven by the investments in capital expenditures and business combinations.

•	Decrease of trade payables mainly relates to a timing differences of payments issued and is considered to be temporary.

•	Proceeds from divestments predominantly relate to the earn-out received in respect a financial interest that was sold in 2009. The gain realised is included in Exceptional Items in the income statement.

•	Dividends for an amount of EUR 44 million were paid during the first nine months of 2014.

2.	Income tax

The amount of the income taxes is a management estimate and is based on an expected average effective tax rate of 20% for the entire accounting period 2014, adjusted for one-off events as mentioned below.

The effective tax rate related to the underlying operational profits is lower than last year. The previously unrecognised deferred tax asset in respect of tax losses carried forward at the level of Omega Pharma Invest NV, has been recognised for an amount of EUR 12.1 million. The recoverability is substantiated by a detailed plan. The effective tax rate is further positively impacted by the exceptional income on divestments which are not taxed.

3.	Contingencies

During the first nine months of 2014 no material changes occurred to the situation as described in Note 7.1 of the 2013 Consolidated Financial Statements.

4.	Main risks and uncertainties

The Group’s activities expose it to a variety of financial risks: market risk (including currency risk, fair value interest rate risk, cash flow interest rate risk and price risk), credit risk and liquidity risk. The interim financial report does not include all financial risk management information and disclosures required in the 2013 Consolidated Financial Statements, and should be read in conjunction with the 2013 Consolidated Financial Statements.

During the first three quarters of 2014 there have been no significant changes in the risk profile of the Group nor is the risk profile of the group expected to change in the fourth quarter of 2014.

5.	Business combinations

During the first nine months of 2014, Omega Pharma acquired a number of companies:

•	Ymea BV, a Dutch company and owner of the Ymea brand. The Group has obtained full control, the entity is consolidated since 1 April 2014.

•	A company named OceBio NV, focused on health retail in pharmacies in Belgium and the Netherlands (includes in other in the table below). The Group has obtained full control, the entity is consolidated since 1 January 2014.

•	The Group obtained control over Despharma through the acquisition of 100% of the shares. The entity is consolidated since 1 July 2014.

•	A few small transactions with minor impact on the balance sheet (below materiality level).

All transactions are accounted for as business combinations.

In conformity with IFRS 3, the purchase price allocation and the goodwill calculation were done on a preliminary basis and may still be modified within twelve months following the acquisition date.

	Ymea			Despharma			Others
(in € thousand)	Book value	Fair value adjustments	Book value	Book value	Fair value adjustments	Book value	Book value	Fair value adjustments	Fair value	Book value	Fair value adjustments	Fair value
Non-current assets	1	30.686	30.687	142	0	142	1.528	116	1.644	1.671	30.802	32.473
Intangible assets	0	30.686	30.686	140		140	889	-35	854	1.029	30.651	31.680
Property, plant and equipment	1	0	1	2		2	245	0	245	248	0	248
Other non-current assets	0	0	0				394	0	394	394	0	394
Deferred tax assets	0	0	0				0	151	151	0	151	151
Current assets	3.953	0	3.953	2.002		2.002	3.873	0	3.873	9.828	0	9.828
Cash and cash equivalents	1.608	0	1.608	110		110	235	0	235	1.953	0	1.953
Other current assets	2.345	0	2.345	1.892		1.892	3.638	0	3.638	7.875	0	7.875
Non-current liabilities	0	0	0	0		0	206	0	206	206	0	206
Deferred tax liabilities	0	7.672	7.672			0	0	0	0	0	7.672	7.672
Other non-current liabilities	0	0	0	0		0	206	0	206	206	0	206
Current liabilities	3.239	0	3.239	129		129	3.271	433	3.704	6.639	433	7.072
Net assets acquired	715	23.014	23.729	2.015		2.015	1.924	-317	1.607	4.654	22.697	27.351
Goodwill			7.672			5.745			8.671			21.088

Total consideration			31.401			7.760			10.278			49.439

6.	Financial instruments

For all financial assets and liabilities the carrying amount is a reasonable approximation of their fair value except for the derivatives that are accounted for at fair value.

The fair value measurement of the derivatives can be categorised as level 2.

The fair value of the interest swaps is calculated as the present value of estimated future cash flows. The fair value of the currency swaps is determined using forward exchange market rates at the balance sheet dates. All inputs that have a significant effect on the fair value are observable, directly or indirectly.

As at 30 September 2014, the Group has unused credit lines available for a total amount of €259 million .

7.	Related parties

Related parties refer to the non-executive members of the Board of Directors. The remuneration of the non-executive members of the Board of Directors is determined on an annual basis, for which reason no further details are included in this interim financial report.

8.	Significant events after balance sheet date

•	In October 2014, Omega Pharma acquired all European rights of XLS from InQpharm.

•	On November 6th, Omega Pharma announced to have entered into a definitive agreement with Perrigo Company plc in which Perrigo has agreed to acquire Omega Pharma for 3.6 billion EUR. The proposed transaction, which has been unanimously approved by the respective Boards of Directors of Perrigo and Omega, is subject to the satisfaction of closing conditions, including customary regulatory approvals. The transaction is expected to close in the first quarter of calendar year 2015.

9.	Exceptional items

Exceptional items are defined as those items that are considered by management to be non-recurring or unusual because of their nature. The exceptional items relate to:

•	Acquisition costs;

•	Restructuring costs;

•	Factory or site closure costs;

•	Business restructuring costs

•	Cost associated with the termination of distribution agreement.

For the nine-months ended 30 September 2014, the exceptional items include EUR 24 million of income and EUR 13 million expenses. The income mainly relates to an earn-out received in respect a financial interest that was sold in 2009. The expenses mainly relate to business restructuring. For the nine-months ended 30 September 2013, the main components of the exceptional items relate to business restructuring and a bad debt provision for a major distributor in Italy.